UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 19, 2005
BMC SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation)	001-16393 (Commission File Number)	74-2126120 (I.R.S. Employer Identification Number)

2101 CITYWEST BLVD. HOUSTON, TEXAS (Address of principal executive offices)	77042-2827 (Zip Code)
Registrant’s telephone number, including area code: (713) 918-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On December 19, 2005, BMC Software, Inc. (the “Company”) entered into an amended executive employment agreement (the “Agreement”) with Stephen B. Solcher in connection with his appointment as the Company’s Senior Vice President and Chief Financial Officer. The Agreement, as amended, is substantially similar to existing agreements with the Company’s CEO and other senior executive officers and provides for an annual base salary for Mr. Solcher of $400,000. In addition, he is entitled to a target annual cash bonus equal to 100% of his annual base salary. The actual amount of any such cash bonus is based on performance. Mr. Solcher also has the opportunity to earn additional fiscal 2006 bonuses totaling $150,000 if he achieves certain objectives set by the Company’s CEO and Board of Directors. The Agreement provides that in the case of a termination of employment by the Company without cause, as defined in the Agreement, or by Mr. Solcher for good reason, as defined in the Agreement, Mr. Solcher would be entitled to a payment equal to to years of his then current base salary and a payment equal to two times his then current cash bonus target amount. The Agreement also provides that in the event of a termination of employment without cause or for good reason within 12 months of a change of control of the Company, Mr. Solcher would be entitled to a payment equal to two years of his then current base salary and a payment equal to two times his then current cash bonus target amount, would vest fully in outstanding options and restricted shares and would continue to receive medical and life insurance benefits at no cost for eighteen months. In consideration of the benefits bestowed under the Agreement, it restricts competitive activities for two years after termination, prohibits disclosure of Company confidential information and prohibits solicitation of Company employees.
ITEM 5.02. Departure of directors or principal officers; election of directors; appointment of principal officers.
     On December 21, 2005, the Company issued a press release announcing the appointment of Stephen B. Solcher as its Senior Vice President and Chief Financial Officer, effective December 19, 2005. Since August 29, 2005, Mr. Solcher has served as the Company’s interim Chief Financial Officer.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.12	Executive Employment Agreement, as amended, between BMC Software, Inc. and Stephen B. Solcher

99	Press Release dated December 21, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2005

BMC SOFTWARE, INC.
By:	/s/ CHRISTOPHER C. CHAFFIN
Christopher C. Chaffin
Senior Legal Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description
10.12	Executive Employment Agreement, as amended, between BMC Software, Inc. and Stephen B. Solcher

99	Press Release dated December 21, 2005

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